EXHIBIT 99.1

TILT Holdings Reports Fourth Quarter and Full Year 2024 Results

PHOENIX, March 19, 2025 (GLOBE NEWSWIRE) -- TILT Holdings Inc. (“TILT” or the “Company”) (Cboe CA: TILT) (OTCQB: TLLTF), a global provider of cannabis business solutions including inhalation technologies, cultivation, manufacturing, processing, brand development and retail, is reporting its financial and operating results for the three and twelve months ended December 31, 2024. All financial information is reported in U.S. dollars and prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) unless otherwise indicated.

“2024 was a transformative year for TILT, as we took deliberate steps to streamline our business and sharpen our focus on Jupiter,” said TILT’s Chief Executive Officer, Tim Conder. “With the divestiture of our Massachusetts retail assets now underway, and a path toward exiting our remaining plant-touching operations, we are positioning TILT to emerge as a more agile, focused organization. This shift will allow us to unlock Jupiter’s full potential, expand our presence into new markets, and improve access to capital and financing opportunities.

“At Jupiter, we are making critical organizational enhancements, including leadership changes and operational improvements, which are essential to driving our business forward. The addition of experienced executives like Ken Yuan and Khalid Al Naser is key to this transformation as we enhance and expand our product portfolio and develop new proprietary hardware solutions tailored to today’s evolving consumer and regulatory landscape.”

Conder added, “Our work is far from over, but we are making important progress, as we break down and rebuild. Through all the challenges we have faced, our resilience has been a key strength. As we look ahead to 2025, we must remain focused and disciplined to achieve our strategic goals.”

Q4 2024 Financial Summary

  Revenue was $24.6 million in the three months ended December 31, 2024, compared to $37.5 million in the prior year period. The decrease in revenue was primarily driven by the Company’s Jupiter Hardware business.
  Gross profit was $5.3 million and gross margin was 22% in the three months ended December 31, 2024, compared to $3.6 million or 10% of revenue in the prior year period. The increase in gross profit and margin was primarily driven by the Company’s transition to a commission-based model for certain Jupiter customers.
  Net loss was $41.4 million in the three months ended December 31, 2024, compared to a net loss of $22.0 million in the prior year period. The increase in net loss for the fourth quarter was attributed to intangible asset impairments and fair value measurements.
  Adjusted EBITDA (non-GAAP) was $0.5 million in the three months ended December 31, 2024, compared to $(1.6) million in the prior year period driven by gross margin and cash operating expense improvements.
  Cash used in operating activities in the fourth quarter was $0.5 million compared to cash provided by operating activities of $4.0 million for the year-ago period.
  At December 31, 2024, the Company had $4.3 million of cash, cash equivalents and restricted cash compared to $3.3 million at December 31, 2023.

Q4 2024 & Recent Operational Highlights

  Announced a definitive agreement to sell Massachusetts retail locations to In Good Health for $2 million, with regulatory approvals expected in Q2 2025.
  Announced Adam Draizin stepped down from the Company’s Board of Directors and the appointment of Marshall P. Horowitz to fill his Board seat.

FY 2024 Financial Summary

  Revenue was $115.6 million in the twelve months ended December 31, 2024, compared to $166.0 million in the prior year.
  Gross Profit was $20.1 million in the twelve months ended December 31, 2024, or approximately 17% of revenue, compared to $24.4 million or 15% of revenue in the prior year.
  Net loss was $99.7 million in the twelve months ended December 31, 2024, compared to a net loss of $62.4 million in the prior year. The increase in net loss was primarily driven by an increase in operating expenses predominantly due to increased non-cash impairment loss.
  Adjusted EBITDA (non-GAAP) was a loss of $2.2 million in the twelve months ended December 31, 2024, compared to $2.1 million in the prior year.
  Cash used in operating activities was $0.2 million for the twelve months ended December 31, 2024, compared to cash provided by operating activities of $5.4 million in the prior year.
  Notes payable net of discount at December 31, 2024 was $72.1 million compared to $52.2 million at December 31, 2023.

Earnings Call and Webcast

TILT management will host a conference call today at 5:00 p.m. Eastern time to discuss its financial and operational results, business strategy and future outlook, followed by a question-and-answer period.

Date: Wednesday, March 19th, 2025
Time: 5:00 p.m. Eastern Time
Toll-free dial-in number: (877) 423-9813
International dial-in number: (201) 689-8573
Webcast: TILT Q4 & FY 2024 Earnings Call

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay in the investor relations section of the Company’s website at www.tiltholdings.com.

About TILT

TILT Holdings manages a diverse portfolio of companies in the cannabis industry, encompassing technology, hardware, cultivation, and production. Its core business, Jupiter Research LLC, is a wholly owned subsidiary and a global distribution leader in the vaporization segment. Jupiter is dedicated to hardware design, research, development, and distribution to support cannabis brands and retailers across the United States, Canada, South America, and the European Union. Additionally, TILT is a multi-state operator, with cultivation and production facilities in three states under the Commonwealth Alternative Care and Standard Farms brands. For more information, visit www.tiltholdings.com.

Forward-Looking Information

This news release contains forward-looking information and statements (together, “forward-looking information”) under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward-looking information may include, without limitation, outcome of the Company’s strategic review of plant touching assets, expected completion and timeline of divestitures of plant-touching assets, increased focus and growth of Jupiter in relation to any potential divestiture of the plan touching assets, advanced certification of the medical devices in Europe with expectations for the second quarter and related expansion of sales, strengthening of TILT’s balance sheet, TILT’s beliefs about working through the leadership transition, expectations relating to the impact of the leadership change on TILT’s operations, TILT’s expectations on reductions in corporate overhead and headcount and re-alignment of its business, TILT’s business strategy and growth opportunities, the opinions or beliefs of management, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT, and includes statements about, among other things, future developments, the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “will”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on the forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking information. Such risk factors include, but are not limited to, TILT’s ability to find a permanent successor executive, the impact of the announcement of the leadership change on TILT’s stock, performance, operations, results of operations, employees, suppliers and customers, TILT’s ability to successfully work through the leadership transition, TILT’s ability to execute on its business optimization strategy, capital preservation and cash generation, and reductions in corporate overhead and headcount and re-alignment of its business and those risks described under the heading “Item 1A Risk Factors” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and “Item 1A Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and other subsequent reports filed by TILT with the United States Securities and Exchange Commission at www.sec.gov and on SEDAR+ at www.sedarplus.ca.

Non-GAAP Financial and Performance Measures

In addition to providing financial measurements based on GAAP, the Company provides additional financial metrics that are not prepared in accordance with GAAP. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate the Company’s financial performance. These non-GAAP financial measures are Adjusted Gross Margin, Adjusted Net Income (Loss), EBITDA and Adjusted EBITDA. Management believes that these non-GAAP financial measures reflect the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. These non-GAAP financial measures may also exclude expenses and gains that may be unusual in nature, infrequent or not reflective of the Company’s ongoing operating results.

As there are no standardized methods of calculating these non-GAAP measures, the Company’s methods may differ from those used by others, and accordingly, the use of these measures may not be directly comparable to similarly titled measures used by others.

Accordingly, these non-GAAP measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

EBITDA and Adjusted EBITDA.

EBITDA and Adjusted EBITDA are financial measures that are not defined under GAAP. The Company uses these non-GAAP financial measures, and believes they enhance an investor’s understanding of the Company’s financial and operating performance from period to period, because they exclude certain material non-cash items and certain other adjustments management believes are not reflective of the Company’s ongoing operations and performance. EBITDA is calculated as EBITDA net income (loss), plus (minus) income taxes (recovery), plus (minus) finance expense (income), plus depreciation and amortization expense. Adjusted EBITDA is EBITDA excluding certain one-time, non-cash or non-operating expenses, as determined by management, including stock compensation expense, debt issuance costs and severance.

Company Contact:

Lynn Ricci, VP of Investor Relations & Corporate Communications
TILT Holdings Inc.
lricci@tiltholdings.com

Investor Relations Contact:

Sean Mansouri, CFA
Elevate IR
TILT@elevate-ir.com
720.330.2829

Consolidated Statements of Operations and Comprehensive Loss
(Amounts Expressed in Thousands of United States Dollars)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Revenues, net	$24,562	$26,967	$37,538	$115,614	$165,956
Cost of goods sold	(19,280)	(23,172)	(33,958)	(95,561)	(141,580)
Gross profit	5,282	3,795	3,580	20,053	24,376

Operating expenses:
Wages and benefits	4,118	4,453	4,758	17,704	21,120
General and administrative	3,074	2,691	3,822	12,571	17,692
Sales and marketing	124	140	294	593	1,163
Share-based compensation	(178)	131	210	83	(1,665)
Depreciation and amortization	3,855	3,856	3,886	15,439	16,618
Impairment loss and loss on disposal of assets	27,353	—	7,465	43,093	12,600
Total operating expenses	38,346	11,271	20,435	89,483	67,528
Operating loss	(33,064)	(7,476)	(16,855)	(69,430)	(43,152)

Other income (expense):
Interest income	1	—	—	4	—
Other income	55	105	26	874	128
Gain (loss) on sale of assets and membership interests	—	—	(2)	—	8,882
Unrealized loss on investment	—	—	—	(1)	(6,401)
Loan receivable losses	—	—	—	—	(5,602)
Loss on foreign currency exchange	—	—	6	(4)	(12)
Interest expense	(6,870)	(6,683)	(5,072)	(26,388)	(20,999)
Total other (expense) income	(6,814)	(6,578)	(5,042)	(25,515)	(24,004)
Loss from operations before income tax and non-controlling interest	(39,878)	(14,054)	(21,897)	(94,944)	(67,156)

Income taxes
Income tax benefit (expense)	(1,545)	1,405	(54)	(4,725)	3,339
Net loss before non-controlling interest	(41,423)	(12,649)	(21,951)	(99,670)	(63,817)
Less: Net income attributable to non-controlling interest	—	—	—	—	1,433
Net loss attributable to TILT Holdings Inc.	$(41,423)	$(12,649)	$(21,951)	$(99,670)	$(62,384)

Reconciliation of Non-GAAP Measures
(Amounts Expressed in Thousands of United States Dollars)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Net (loss) income before non-controlling interest	$(41,423)	$(12,649)	$(21,951)	$(99,670)	$(63,817)

Add (Deduct) Impact of:
Interest income	(1)	—	—	(4)	—
Interest expense	6,870	6,683	5,072	26,388	20,999
Income tax expense (benefit)	1,545	(1,405)	54	4,725	(3,339)
Depreciation and amortization	5,342	5,356	5,726	22,064	24,139
Total Adjustments	13,756	10,634	10,852	53,173	41,799

EBITDA (Non-GAAP)	$(27,667)	$(2,015)	$(11,099)	$(46,497)	$(22,018)

Add (Deduct) Impact of:
Share-based compensation	(178)	131	210	83	(1,665)
Severance	404	48	(13)	473	1,067
(Gain) loss on sale of assets	—	—	2	—	(8,882)
Legal settlement	105	—	—	105	258
Unrealized loss on investment in equity security	—	—	—	1	6,401
Loss on loan receivable	—	—	—	—	5,602
Impairment loss and loss on disposal of assets	27,353	—	7,465	43,093	12,600
Foreign exchange (gain) loss	—	—	(6)	4	12
Non-cash inventory adjustment	526	270	1,723	1,024	7,554
One time bad debt expense	—	—	—	—	384
One time adjustments	—	—	77	(465)	747
Total Adjustments	28,210	449	9,458	44,318	24,078

Adjusted EBITDA (Non-GAAP)	543	(1,566)	(1,641)	(2,179)	2,060

Net loss before non-controlling interest	(41,423)	(12,649)	(21,951)	(99,670)	(63,817)
Add (Deduct) Impact of:
Impairment loss and loss on disposal of assets	27,353	—	7,465	43,093	12,600
Adjusted net loss before non-controlling interest	(14,070)	(12,649)	(14,486)	(56,577)	(51,217)

Consolidated Statements of Cash Flows
(Amounts Expressed in Thousands of United States Dollars)

	Year Ended
	December 31, 2024	December 31, 2023
Net cash (used in) provided by operating activities	$(189)	$5,367
Net cash (used in) provided by investing activities	(742)	13,170
Net cash provided by (used in) financing activities	1,913	(18,691)
Effect of foreign exchange on cash and cash equivalents	(11)	(14)
Net change in cash and cash equivalents	971	(168)

Cash and cash equivalents and restricted cash, beginning of year	3,332	3,500

Cash and cash equivalents and restricted cash, end of year	$4,303	$3,332

Consolidated Balance Sheets (Select Items)
(Amounts Expressed in Thousands of United States Dollars)
(Unaudited)

	Year Ended
	December 31, 2024	December 31, 2023
Cash and cash equivalents	$3,003	$2,034
Restricted cash	1,300	1,298
Trade receivables and others	11,904	17,919
Inventories	22,505	32,908
Total current assets	40,847	56,274
Property, plant & equipment, net	30,733	51,185
Total assets	151,324	231,188
Total current liabilities	87,455	76,072
Total long-term liabilities	101,071	92,723
Total shareholders’ equity	(37,202)	62,393

Reconciliation of Non-GAAP Measures for Gross Profit
(Amounts Expressed in Thousands of United States Dollars)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Revenues, net	$24,562	$26,967	$37,538	$115,614	$165,956
Cost of goods sold	(19,280)	(23,172)	(33,958)	(95,561)	(141,580)
Gross profit $	5,282	3,795	3,580	20,053	24,376
Gross profit %	21.5%	14.1%	9.5%	17.3%	14.7%

Add (Deduct) Impact of:
One-time adjustment*	—	—	77	(465)	747
Non-cash inventory adjustment	526	270	1,723	1,024	7,554
Total Adjustments	526	270	1,800	559	8,301

Adjusted gross profit $ (Non-GAAP)	5,808	4,065	5,380	20,612	32,677
Adjusted gross profit % (Non-GAAP)	23.6%	15.1%	14.3%	17.8%	19.7%

* One-time adjustment related to Taunton's Host Fee Reversal